UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 2, 2011 (April 27, 2011)
EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization		Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number including area code: 314-996-0900
No change since last report
(Former Name or Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation of a Registrant
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-4.1
EX-5.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement
          (a) Supplemental Indenture
          On May 2, 2011, Express Scripts, Inc. (the “Company”), certain subsidiaries of the Company named therein (the “Subsidiary Guarantors”) and Union Bank, N.A., as trustee (the “Trustee”), entered into a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) to the Indenture dated June 9, 2009 (the “Indenture”), among the Company, certain subsidiaries of the Company named therein and the Trustee. The Sixth Supplemental Indenture relates to the Company’s 3.125% Senior Notes due 2016 (the “Notes”). On May 2, 2011, the Company issued and sold $1.5 billion aggregate principal amount of the Notes in a public offering pursuant to the Company’s Registration Statement on Form S-3 (No. 333-159654) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), as amended. The Sixth Supplemental Indenture includes the form of the Notes.
          The Notes will pay interest semiannually at a rate of 3.125% per annum until May 15, 2016. The Company intends to use the net proceeds from the sale of the Notes to fund repurchases of the Company’s common stock pursuant to its share repurchase program, which may include open market transactions, block trades, privately negotiated transactions or other means or a combination of the aforementioned, and for general corporate purposes.
          (b) Underwriting Agreement
          On April 27, 2011, the Company and the Subsidiary Guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several Underwriters listed on Schedule A thereto, relating to the sale by the Company of $1.5 billion aggregate principal amount of the Notes.
          Some of the underwriters or their affiliates have provided investment or commercial banking services to the Company or its affiliates in the past and are likely to do so in the future.
          The Underwriting Agreement is filed herewith as Exhibit 1.1 and the Sixth Supplemental Indenture is filed herewith as Exhibit 4.1. The descriptions of the Underwriting Agreement and the Sixth Supplemental Indenture herein are qualified by reference thereto.
Item 2.03. Creation of a Direct Financial Obligation of a Registrant
          The information included in Item 1.01(a) above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure
          On April 27, 2011, Express Scripts, Inc. issued a press release announcing the pricing of its public offering of senior notes. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
           This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
          In reviewing the Underwriting Agreement included as Exhibit 1.1 to this report, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the agreement. The Underwriting Agreement contains representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other parties to the agreement and:
•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
          Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description
1.1
Underwriting Agreement, dated April 27, 2011, among Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several Underwriters listed on Schedule A thereto, Express Scripts, Inc. and the Subsidiary Guarantors named therein.

4.1	Sixth Supplemental Indenture, dated as of May 2, 2011, among Express Scripts, Inc., the Subsidiary Guarantors party thereto and Union Bank, N.A., as Trustee.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

99.1	Press Release, dated April 27, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC. (Registrant)
Date: May 2, 2011	By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1
Underwriting Agreement, dated April 27, 2011, among Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several Underwriters listed on Schedule A thereto, Express Scripts, Inc. and the Subsidiary Guarantors named therein.

4.1	Sixth Supplemental Indenture, dated as of May 2, 2011, among Express Scripts, Inc., the Subsidiary Guarantors party thereto and Union Bank, N.A., as Trustee.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

99.1	Press Release, dated April 27, 2011.

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